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                                                                       EXHIBIT 1


                             JOINT FILING AGREEMENT

          In connection with the beneficial ownership of shares of common stock, par value $.01 per share, of Bluegreen Corporation, Morgan Stanley Dean Witter & Co., MSREF III, Inc., Morgan Stanley Real Estate Investors III, L.P., Morgan Stanley Real Estate Fund III, L.P., MSP Real Estate Fund, L.P. and MSREF III Special Fund, L.P., hereby agree to the joint filing on behalf of such persons of all filings, including the filing of a Schedule 13D and all amendments thereto pursuant to Rule 13d-2(f)(1)(iii) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), required under the Exchange Act pursuant to which joint filing statements are permitted.

          IN WITNESS WHEREOF, the undersigned have caused this Joint Filing Agreement to be signed as of August 14, 1998.

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MORGAN STANLEY DEAN WITTER & CO.                MSREF III, INC.


By:  /s/ ROBERT KOPPENOL                        By:  /s/  JOHN A. HENRY
   -----------------------------                   -----------------------------
   Name:  Robert Koppenol                          Name:  John A. Henry
   Title: Principal                                Title: Vice President


MORGAN STANLEY REAL ESTATE                      MORGAN STANLEY REAL ESTATE
FUND III, L.P.                                  INVESTORS III, L.P.

By:  MSREF III, Inc., its General Partner       By:  MSREF III, Inc., its General Partner

     By:  /s/  JOHN A. HENRY                    By:    /s/  JOHN A. HENRY
        ----------------------------------           ----------------------------------
        Name:  John A. Henry                         Name:  John A. Henry
        Title: Vice President                        Title: Vice President

MSP REAL ESTATE FUND, L.P.                           MSREF III SPECIAL FUND, L.P.

By:  MSREF III, Inc., its General Partner            By:  MSREF III, Inc., its General Partner

     By:  /s/  JOHN A. HENRY                    By:    /s/  JOHN A. HENRY
        ----------------------------------           ----------------------------------
        Name:  John A. Henry                         Name:  John A. Henry
        Title: Vice President                        Title: Vice President


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